Exhibit 10.1

This Commercial Lease Agreement (Lease) is entered into on this 4th day of September, 2004, by and between Paul Hayward (Landlord) and The Iberian Group Inc (Tenant). Landlord is the owner of land and improvements whose address is:10-1917 West 4th Ave Vancouver BC V6J 1M7. Landlord makes available for lease a portion of the Building designated as Office facilities(Leased Premises).

Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the provisions set forth herein.

THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, it is agreed:

Term.

The Initial Term of the Lease shall begin on the 1st day of October, 2004. The lease will be on a month to month cash basis . Landlord shall use its best efforts to put Tenant in possession of the Leased Premises on the beginning of the Lease term.

Tenant shall exercise a monthly renewal option, if desirious of vacating this lease the tenant by providing written notice to Landlord not less than ninety (90) days prior to date of vacation. The rental is set forth below and otherwise upon the same covenants, conditions and provisions as contained in this Lease.

Rent.

Tenant shall pay to Landlord during the Initial Term rent of 200.00 Dollars ($ ) per month, payable in monthly installments. Each installment payment shall be due in advance on the first day of each calendar month during the lease term to Landlord.

Tenant shall also pay to Landlord a "Security Deposit" in the amount of 200.00 Dollars ($).

Prohibited Uses.

Notwithstanding the forgoing, Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device.

Sublease and Assignment.

Tenant shall not have the right without Landlord's consent, to assign this Lease to a business with which Tenant may merge or consolidate, to any subsidiary of Tenant, to any corporation under common control with Tenant, or to a purchaser of substantially all of Tenant's assets.

Except as set forth above, Tenant shall not sublease all or any part of the Leased Premises, or assign this Lease in whole or in part without Landlord's consent.

Repairs.

During the term, Tenant shall make, at Tenant's expense, all necessary repairs to the Leased Premises. Repairs shall include such items as routine repairs of floors, walls, ceilings, and other parts of the Leased Premises damaged or worn through normal occupancy, except for major mechanical systems or the roof, subject to the obligations of the parties otherwise set forth in this Lease.

Alterations and Improvements.

Tenant, at Tenant's expense, shall have the right, upon obtaining Landlord's consent, to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant's property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that Tenant shall repair, at Tenant's expense, all damage to the Leased Premises caused by such removal.

Property Taxes.

Landlord shall pay, prior to delinquency, all general real estate taxes and installments of special assessments coming due during the Lease term on the Leased Premises, and all personal property taxes with respect to Landlord's personal property, if any, on the Leased Premises. Tenant shall be responsible for paying all personal property taxes with respect to Tenant's personal property at the Leased Premises.

Insurance.

If the Leased Premises or any other part of the Building is damaged by fire or other casualty resulting from any act of negligence by Tenant or by any of Tenant's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

Signs.

Following Landlord's consent, Tenant shall have the right to place on the Leased Premises, at locations selected by Tenant, any signs which are permitted by applicable zoning ordinances and private restrictions. Landlord may refuse consent to any proposed signage that is in Landlord's opinion too large, deceptive, unattractive or otherwise inconsistent with or inappropriate to the Leased Premises or use of any other tenant. Landlord shall assist and cooperate with Tenant in obtaining any necessary permission from governmental authorities or adjoining owners and occupants for Tenant to place or construct the foregoing signs. Tenant shall repair all damage to the Leased Premises resulting from the removal of signs installed by Tenant.

Entry.

Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant's business on the Leased Premises.

Default.

In the event of a default made by Tenant in the payment of rent when due to Landlord, Tenant shall have fifteen (15) days after receipt of written notice thereof to cure such default. In the event of a default made by Tenant in any of the other covenants or conditions to be kept, observed and performed by Tenant, Tenant shall have thirty (30) days after receipt of written notice thereof to cure such default. In the event that the Tenant shall fail to cure any default within the time allowed under this paragraph, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages.

Quiet Possession.

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

Security Deposit.

Landlord shall hold the Security Deposit without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that Tenant shall not consider the Security Deposit an advance payment of rent or a measure of Landlord's damages in case of default. Unless otherwise provided by law or regulation, Landlord may commingle the Security Deposit with Landlord' s other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, Landlord shall return the balance of the Security Deposit remaining after any such application to Tenant.

Waiver.

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

Headings.

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

Successors.

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

Consent.

Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord's consent is required or desirable under this Lease.

Compliance with Law.

Tenant and Landlord each shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

Final Agreement.

This Agreement may be modified only by a further writing that is duly executed by both parties.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

PAUL HAYWARD	THE IBERIAN GROUP INC.
Paul Hayward	The Iberian Group Inc.
PHD	PHD

Landlord	Tenant